UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-K/A

ANNUAL REPORT PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

For the fiscal year ended December 31, 2025

TerraCycle US Inc.

(Exact name of issuer as specified in its charter)

Delaware	82-2479091
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

121 New York Avenue Trenton, NJ	08638
(Address of principal executive offices)	(Zip code)

(609) 656-5100

(Registrant’s telephone number, including area code)

Class A Preferred Stock and Class B Preferred Stock

(Title of each class of securities issued pursuant to Regulation A)

Explanatory Note

Terracycle US Inc. (the “Company”) has prepared this Form 1-K/A solely for the purpose of filing Exhibit No. 11.1.

Item 8. Exhibits

The documents  listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

Exhibit No.	Title of Document	Form	File No.	Exhibit	Filing Date / Date of Qualification (as applicable)	Filed Herewith
2.1	Certificate of Incorporation	1-A	024-10734	2.1	January 10, 2018
2.2	Bylaws	1-A	024-10734	2.2	January 10, 2018
2.3	Certificate of Amendment to Certificate of Incorporation	1-U	24R-00143	2.3	October 14, 2025
2.4	Second Certificate of Amendment of Certificate of Incorporation	1-U	24R-00143	2.4	March 3, 2026
4.1	Form of Subscription Agreement**
6.1	License, Royalty and Reimbursement Agreement #(6)	1-K	24R-00143	6.1	April 30, 2025
6.2	Rental Agreements	1-A	024-10734	6.2	January 10, 2018
6.3	GRN Movement Agreement	1-K	24R-00143	6.3	May 2, 2022
6.4	Term Loan Agreement	1-SA	24R-00143	6.4	September 27, 2022
6.5	Amendment to Term Loan Agreement	1-SA	24R-00143	6.5	September 27, 2022
6.6	HBS Agreement (4)*	1-K	24R-00143	6.6	May 1, 2023
6.7	Purchase and Sale Agreement*	1-K	24R-00143	6.7	May 1, 2023
6.8	First Amendment to Purchase and Sale Agreement	1-K	24R-00143	6.8	May 1, 2023
6.9	Second Amendment to Purchase and Sale Agreement	1-K	24R-00143	6.9	May 1, 2023
6.10	Third Amendment to Purchase and Sale Agreement	1-K	24R-00143	6.10	May 1, 2023
6.11	Guaranty and Pledge Agreement	1-K	24R-00143	6.11	May 1, 2023
6.12	Independent Contractor Agreement*	1-SA	24R-00143	6.12	September 26, 2024
6.13	Grant of Restricted Stock Units	1-SA	24R-00143	6.13	September 26, 2024
6.14	Intercompany License and Overhead Allocation Agreement	1-A	024-12710	6.14	March 30, 2026
6.15	Employment Agreement (Elsisi)	1-U	24R-00143	6.14	March 3, 2026
11.1	Consent of KPMG LLP					X

*	Portions of this exhibit have been omitted pursuant to the instructions to Item 17 of Form 1-A.

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trenton, New Jersey, on May 1, 2026.

TerraCycle US Inc.

By:	/s/ Tom Szaky
Tom Szaky
Chief Executive Officer

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

/s/ Tom Szaky
Tom Szaky
Chief Executive Officer and Director
Date: May 1, 2026

/s/ Ramy Elsis
Ramy Elsis
Chief Financial Officer (Chief Accounting Officer)
Date: May 1, 2026

/s/ Richard Perl
Richard Perl
Director
Date: May 1, 2026

/s/ Daniel Rosen
Daniel Rosen
Director
Date: May 1, 2026

/s/ David Zaiken
David Zaiken
Director
Date: May 1, 2026

Ehud Laska
Director
Date:

Tom Miller
Director
Date:

Marian Chertow
Director
Date: